Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Web site: www.onebeacon.com

ONEBEACON REPORTS $15.03

BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 3, 2010) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $15.03, an increase of 5.5% for the fourth quarter and 30.6% through twelve months, including dividends.

Mike Miller, CEO of OneBeacon, said, “We are pleased with our performance on every front in 2009. We finished the year with strong results, including 31% growth in book value and a 94% GAAP combined ratio for both the quarter and the full year. Investment returns were excellent, with a 1% return for the fourth quarter and 10% for the year. The sale of our non-specialty Commercial Lines business in early December and our more recently announced Personal Lines sale is a major step in our transition to a specialty company.”

Continued Miller “Capital freed up by the sales significantly enhances our financial flexibility as we continue to grow our Specialty Lines. We enter 2010 with specialty business units that are performing well and positioned for continued success.”

For the fourth quarter comprehensive net income was $84 million and net income was $72 million, and operating income was $66 million or $0.70 per share.  For the twelve months ended December 31, 2009, comprehensive net income was $361 million, net income was $342 million, and operating income was $180 million or $1.90 per share.  Operating income is a non-GAAP financial measure which is explained later in this release.

On December 3, 2009, OneBeacon sold the renewal rights to its non-specialty Commercial Lines business to The Hanover Insurance Group.  The agreement included small-commercial accounts and non-specialty middle-market business beginning with January 1, 2010 effective dates.  As a result of this transaction, Specialty Lines financial results now include Technology, Financial Services, OneBeacon Specialty Property and Property and Inland Marine segmented commercial businesses.  The non-specialty Commercial business subject to the renewal rights agreement is presented within Run-off results, along with other run-off business. Furthermore, OneBeacon’s 2009 results include pre-tax proceeds of $23 million, reflected in net other revenues, from the renewal rights sale.

Insurance Operations

The fourth quarter GAAP combined ratio was 93.6% as compared to 86.2% for the fourth quarter of 2008, with 2009 results reflecting higher losses at AutoOne and higher expenses, including increased incentive compensation costs and severance and other costs associated with the renewal rights transaction.  The full-year 2009 GAAP combined ratio was 94.4% compared to 95.0% for 2008, with the variance reflecting lower catastrophe losses and slightly more favorable loss development on prior accident year losses, somewhat offset by higher expenses.

Fourth quarter net written premiums were $435.5 million as compared to $473.7 million for the fourth quarter of 2008.  Specialty Lines’ premiums increased by 4.0% for the quarter, reflecting new business growth from most of the businesses, particularly Entertainment Brokers International Insurance Services, OneBeacon Energy and OneBeacon Professional Insurance.  Personal Lines’ premiums decreased by 21.8%, including the impact of premiums ceded under the homeowners quota share agreement, while Run-off premiums declined by 13.4%.  Excluding the impact of the quota share, Personal Lines’ premiums declined by 12.4% for the fourth quarter.  Through December 31, 2009, net written premiums were $1,906.7 million as compared to $1,963.1 million in 2008.  For the full year, Specialty Lines’ premiums increased by 13.1%, while Personal Lines premiums decreased by 17.8% and Run-off premiums were 11.0% lower.  Excluding the impact of the quota share, Personal Lines’ premiums declined by 8.1%.

Consolidated Investment Results

OneBeacon’s fourth quarter total return on invested assets was 1.1%, compared to minus 8.0% for the fourth quarter of 2008. These results included net realized and unrealized investment gains of $10 million and net investment income of $33 million, compared to net realized and unrealized investment losses of $350 million and net investment income of $27 million for the fourth quarter of 2008.

Through December 31, 2009, total return on invested assets was 9.9%, compared to minus 13.0% through the twelve months of 2008. Investment results included net realized and unrealized investment gains of $249 million and net investment income of

$126 million. This compared to net realized and unrealized investment losses of $764 million and net investment income of $164 million through December 31, 2008.

Company to Host Webcast

OneBeacon will host its fourth quarter and full year 2009 Webcast for analysts and investors at 10:00 a.m. ET on Wednesday, February 3. Copies of the earnings release, the slide presentation that will be referenced during the call and a financial supplement are available on the company’s Web site: www.onebeacon.com. An audio playback of the teleconference will be available on the Web site shortly following the Webcast.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB”. OneBeacon Insurance Group’s underwriting companies offer a range of specialty and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers. The company’s specialty businesses include OneBeacon Professional Insurance, International Marine Underwriters, Entertainment Brokers International Insurance Services, Specialty Accident and Health, OneBeacon Government Risks, OneBeacon Energy Group, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, Technology, Financial Services, OneBeacon Specialty Property, and Property and Inland Marine.

As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today,

OneBeacon’s specialty insurance businesses are national in scope while personal lines business is concentrated in the Northeastern United States.

###

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	December 31,	September 30,	December 31,
	2009	2009	2008
Assets
Investment securities, at fair value:
Fixed maturity investments	$2,994.3	$2,795.7	$2,134.8
Common equity securities	187.6	81.2	276.7
Convertible bonds	170.2	244.0	241.2
Short-term investments	544.4	730.6	962.2
Other investments	146.3	166.2	196.6

Total investments	4,042.8	4,017.7	3,811.5

Cash	44.8	53.0	53.0
Reinsurance recoverable on unpaid losses	2,192.9	2,244.3	2,503.3
Reinsurance recoverable on paid losses	15.9	17.3	21.7
Premiums receivable	469.1	505.8	527.6
Securities lending collateral (1)	—	—	100.7
Deferred acquisition costs	215.0	228.8	225.5
Net deferred tax asset	161.1	101.7	252.7
Investment income accrued	29.4	26.0	25.7
Ceded unearned premiums	49.9	59.1	66.5
Accounts receivable on unsettled investment sales	24.2	30.1	49.0
Other assets	286.9	290.7	303.6

Total assets	$7,532.0	$7,574.5	$7,940.8

Liabilities
Loss and loss adjustment expense reserves	$3,934.8	$4,029.6	$4,294.0
Unearned premiums	1,018.3	1,081.2	1,088.2
Debt	620.5	620.4	731.9
Securities lending payable (2)	1.7	1.7	107.7
Ceded reinsurance payable	24.7	36.3	70.5
Accounts payable on unsettled investment purchases	7.6	29.3	6.8
Other liabilities	476.3	383.6	469.4

Total liabilities	6,083.9	6,182.1	6,768.5

Shareholders’ equity and noncontrolling interests

OneBeacon’s shareholders’ equity:
Common shares and paid-in surplus (3)	1,009.7	1,017.9	1,016.7
Retained earnings (3)	425.5	373.1	163.4
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(0.7)	(0.6)	(0.6)
Other comprehensive income and loss items (4)	(5.5)	(16.9)	(24.4)

Total OneBeacon’s shareholders’ equity	1,429.0	1,373.5	1,155.1

Total noncontrolling interests	19.1	18.9	17.2

Total OneBeacon’s shareholders’ equity and noncontrolling interests	1,448.1	1,392.4	1,172.3

Total liabilities, OneBeacon’s shareholders’ equity and noncontrolling interests	$7,532.0	$7,574.5	$7,940.8

(1) In 2009, the Company amended its securities lending program, giving it more control over the assets held in the securities lending collateral account. As a result, these assets are now included within the Company’s investments.

(2) In 2009, the Company settled substantially all of the outstanding payables under its securities lending program thereby reducing this liability.

(3) In the fourth quarter of 2009, a settlement was reached with the Internal Revenue Service relating to the examination of OneBeacon’s U.S. income tax returns for 2003 and 2004. As a result of the settlement, 2009 results include a tax benefit in the statement of operations of $15.5 million offset by a capital distribution of $8.4 million reflected in shareholders’ equity. The net effect of the settlement resulted in an increase to book value of $7.1 million.

(4) Other comprehensive income and loss items include the impact of changes in OneBeacon’s pension plans primarily related to changes in the overfunded status of OneBeacon’s qualified pension plan driven by investment results and also changes in OneBeacon’s interest rate swap related to the mortgage note.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Earned premiums	$488.7	$488.7	$1,959.5	$1,879.0
Net investment income	33.1	26.6	125.5	164.4
Net realized and unrealized investment gains (losses)	9.5	(349.7)	248.6	(763.6)
Net other revenues (1)	28.5	3.2	44.7	13.8

Total revenues	559.8	168.8	2,378.3	1,293.6

Expenses:
Loss and loss adjustment expenses	260.0	247.5	1,121.9	1,126.2
Policy acquisition expenses	104.0	106.7	398.3	368.3
Other underwriting expenses	93.6	67.2	330.0	290.8
General and administrative expenses	7.2	4.1	26.1	18.6
Accretion of fair value adjustment to loss and loss adjustment expense reserves	1.3	3.0	5.4	12.0
Interest expense on debt	9.6	11.0	39.7	44.9
Interest expense - dividends on preferred stock subject to mandatory redemption	—	—	—	11.8
Interest expense - accretion on preferred stock subject to mandatory redemption	—	—	—	21.6

Total expenses	475.7	439.5	1,921.4	1,894.2

Pre-tax income (loss)	84.1	(270.7)	456.9	(600.6)

Income tax (expense) benefit (2)	(11.5)	99.0	(112.8)	219.6

Net income (loss) including noncontrolling interests	72.6	(171.7)	344.1	(381.0)

Less: Net income attributable to noncontrolling interests	(0.2)	(0.2)	(2.1)	(1.7)

Net income (loss) attributable to OneBeacon’s shareholders	72.4	(171.9)	342.0	(382.7)

Change in foreign currency translation	(0.1)	(0.6)	(0.1)	(0.3)
Change in other comprehensive income and loss items (1) (3)	11.4	(25.7)	18.9	(25.2)

Comprehensive net income (loss) attributable to OneBeacon’s shareholders	$83.7	$(198.2)	$360.8	$(408.2)

Earnings (loss) per share attributable to OneBeacon’s shareholders - basic and diluted
Net income (loss) attributable to OneBeacon’s shareholders	$0.76	$(1.81)	$3.60	$(3.99)
Weighted average number of shares outstanding (4)	95.1	95.1	95.1	95.9

(1)

The year ended December 31, 2009 includes $7.4 million pre-tax expense resulting from the settlement of the Company’s interest rate swap related to the mortgage note within net other revenues. Included in change in other comprehensive income and loss items for the year ended December 31, 2009 is a $4.8 million after tax ($7.4 million pre-tax) increase resulting from the settlement of the interest rate swap.

(2)

The three months and year ended December 31, 2009 include a tax benefit of $15.5 million relating to the settlement of the federal income tax examination of OneBeacon’s U.S. income tax returns for 2003 and 2004.

(3)

The three months and year ended December 31, 2009 include the impact of an $11.4 million after tax and a $12.1 million after tax increase, respectively, in OneBeacon’s pension plans primarily related to an increase in the overfunded status of OneBeacon’s qualified pension plan driven by investment results. The year ended December 31, 2009 also includes the impact of a $6.8 million after tax increase in OneBeacon’s interest rate swap related to the mortgage note. The three months and year ended December 31, 2008 include the impact of a $20.6 million after tax and $19.5 million after tax decrease, respectively, in OneBeacon’s pension plans primarily related to a decrease in the overfunded status of OneBeacon’s qualified pension plan driven by investment results. The three months and year ended December 31, 2008 also include the impact of a $5.1 million after tax and $5.7 million after tax decrease, respectively, in OneBeacon’s interest rate swap related to the mortgage note.

(4)	Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended December 31, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$488.7	$—	$488.7
Net investment income (expense)	33.9	(0.8)	33.1
Net realized and unrealized investment gains (losses)	11.2	(1.7)	9.5
Net other revenues (expenses)	28.9	(0.4)	28.5

Total revenues	562.7	(2.9)	559.8

Expenses:
Loss and loss adjustment expenses	260.0	—	260.0
Policy acquisition expenses	104.0	—	104.0
Other underwriting expenses	93.6	—	93.6
General and administrative expenses	4.1	3.1	7.2
Accretion of fair value adjustment to loss and LAE reserves	—	1.3	1.3
Interest expense on debt	0.1	9.5	9.6

Total expenses	461.8	13.9	475.7

Pre-tax income (loss) (1)	$100.9	$(16.8)	$84.1

For the Three Months Ended December 31, 2008

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$488.7	$—	$488.7
Net investment income	26.1	0.5	26.6
Net realized and unrealized investment losses	(349.7)	—	(349.7)
Net other revenues (expenses)	4.1	(0.9)	3.2

Total revenues	169.2	(0.4)	168.8

Expenses:
Loss and loss adjustment expenses	247.5	—	247.5
Policy acquisition expenses	106.7	—	106.7
Other underwriting expenses	67.2	—	67.2
General and administrative expenses	3.0	1.1	4.1
Accretion of fair value adjustment to loss and LAE reserves	—	3.0	3.0
Interest expense on debt	0.8	10.2	11.0

Total expenses	425.2	14.3	439.5

Pre-tax loss (1)	$(256.0)	$(14.7)	$(270.7)

(1)   Includes income from noncontrolling interests.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Year Ended December 31, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$1,959.5	$—	$1,959.5
Net investment income (expense)	127.4	(1.9)	125.5
Net realized and unrealized investment gains (losses)	250.7	(2.1)	248.6
Net other revenues	41.0	3.7	44.7

Total revenues	2,378.6	(0.3)	2,378.3

Expenses:
Loss and loss adjustment expenses	1,121.9	—	1,121.9
Policy acquisition expenses	398.3	—	398.3
Other underwriting expenses	330.0	—	330.0
General and administrative expenses	16.9	9.2	26.1
Accretion of fair value adjustment to loss and LAE reserves	—	5.4	5.4
Interest expense on debt	1.5	38.2	39.7

Total expenses	1,868.6	52.8	1,921.4

Pre-tax income (loss) (1)	$510.0	$(53.1)	$456.9

For theYear Ended December 31, 2008

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$1,879.0	$—	$1,879.0
Net investment income	152.8	11.6	164.4
Net realized and unrealized investment losses	(760.5)	(3.1)	(763.6)
Net other revenues (expenses)	14.0	(0.2)	13.8

Total revenues	1,285.3	8.3	1,293.6

Expenses:
Loss and loss adjustment expenses	1,126.2	—	1,126.2
Policy acquisition expenses	368.3	—	368.3
Other underwriting expenses	290.8	—	290.8
General and administrative expenses	10.5	8.1	18.6
Accretion of fair value adjustment to loss and LAE reserves	—	12.0	12.0
Interest expense on debt	3.5	41.4	44.9
Interest expense — dividends on preferred stock subject to mandatory redemption	—	11.8	11.8
Interest expense — accretion on preferred stock subject to mandatory redemption	—	21.6	21.6

Total expenses	1,799.3	94.9	1,894.2

Pre-tax loss (1)	$(514.0)	$(86.6)	$(600.6)

(1)   Includes income from noncontrolling interests.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended December 31, 2009

	Insurance Operations
	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	44.1%	77.3%	44.9%	53.2%
Expense	41.8%	32.7%	46.2%	40.4%
Total GAAP combined	85.9%	110.0%	91.1%	93.6%

Net written premiums	$222.2	$110.8	$102.5	$435.5
Earned premiums	$244.0	$131.1	$113.6	$488.7

Three Months Ended December 31, 2008

	Insurance Operations
	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	42.0%	61.8%	51.0%	50.6%
Expense	38.0%	32.2%	35.8%	35.6%
Total GAAP combined	80.0%	94.0%	86.8%	86.2%

Net written premiums	$213.7	$141.7	$118.3	$473.7
Earned premiums	$206.8	$155.5	$126.4	$488.7

Year Ended December 31, 2009

	Insurance Operations
	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	43.9%	75.7%	61.1%	57.3%
Expense	39.6%	31.2%	39.6%	37.1%
Total GAAP combined	83.5%	106.9%	100.7%	94.4%

Net written premiums	$946.2	$508.7	$451.8	$1,906.7
Earned premiums	$917.9	$567.9	$473.7	$1,959.5

Year Ended December 31, 2008

	Insurance Operations
	Specialty (1)	Personal	Run-off (2)	Total
Ratios
Loss and loss adjustment expenses	48.3%	64.0%	71.7%	59.9%
Expense	36.8%	31.9%	36.6%	35.1%
Total GAAP combined	85.1%	95.9%	108.3%	95.0%

Net written premiums	$836.9	$618.7	$507.5	$1,963.1
Earned premiums	$730.0	$640.8	$508.2	$1,879.0

(1)

Specialty lines includes Technology, Financial Services, OneBeacon Specialty Property and Property and Inland Marine segmented commercial businesses which were formerly reported in commercial lines. Prior periods have been reclassified to conform to the current presentation.

(2)

Run-off includes non-specialty commercial lines business subject to the renewal rights agreement with The Hanover and other run-off business. Prior periods have been reclassified to conform to the current presentation.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	December 31,	September 30,	December 31,
	2009	2009	2008
Numerator
OneBeacon’s shareholders’ equity	$1,429.0	$1,373.5	$1,155.1

Denominator
Common shares outstanding	95.1	95.1	95.1

Book value per share	$15.03	$14.44	$12.15

Change in book value per share, including dividends, in the quarter (1)	5.5%

Change in book value per share, including dividends, in the last twelve months (2)	30.6%

(1)   Includes a quarterly dividend of $0.21 per share.

(2)   Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE NET INCOME (LOSS), NET INCOME (LOSS) AND OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Comprehensive net income (loss) attributable to OneBeacon’s shareholders	$83.7	$(198.2)	$360.8	$(408.2)
Adjusting items (1)	—	—	—	29.4
Adjusted comprehensive net income (loss) (2)	$83.7	$(198.2)	$360.8	$(378.8)

Net income (loss) attributable to OneBeacon’s shareholders	$72.4	$(171.9)	$342.0	$(382.7)
Adjusting items (1)	—	—	—	29.4
Adjusted net income (loss) (2)	$72.4	$(171.9)	$342.0	$(353.3)

Weighted average common shares outstanding (3)	95.1	95.1	95.1	95.9

Net income (loss) attributable to OneBeacon’s shareholders per share	$0.76	$(1.81)	$3.60	$(3.99)

Adjusted net income (loss) per share (2)	$0.76	$(1.81)	$3.60	$(3.68)

Net income (loss) attributable to OneBeacon’s shareholders	$72.4	$(171.9)	$342.0	$(382.7)
Less:
Net realized and unrealized investment gains and losses	(9.5)	349.7	(248.6)	763.6
Tax effect on net realized and unrealized investment gains and losses	3.3	(122.4)	87.0	(267.2)
Operating income (2)	$66.2	$55.4	$180.4	$113.7
Adjusting items (1)	—	—	—	29.4
Adjusted operating income (2)	$66.2	$55.4	$180.4	$143.1

Weighted average common shares outstanding (3)	95.1	95.1	95.1	95.9

Operating income per share (2)	$0.70	$0.58	$1.90	$1.19

Adjusted operating income per share (2)	$0.70	$0.58	$1.90	$1.49

(1) Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, which was redeemed in May 2008, as illustrated below.

Adjusting items:
Dividends on preferred stock	$—	$—	$—	$11.8
Accretion on preferred stock	—	—	—	21.6
Earnings on defeasance, net of tax	—	—	—	(4.0)
Total adjusting items	$—	$—	$—	$29.4

(2) Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.

(3) Includes the impact of repurchases of common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

				Year Ended
				December 31, 2009
Numerator:
[A]	Comprehensive net income			$360.8

[B]	Operating income (1)			$180.4

		As of	As of
		December 31, 2009	December 31, 2008	Average

Denominator:
[C]	OneBeacon’s shareholders’ equity	$1,429.0	$1,155.1	$1,292.1

	Less:
	AOCI at January 1, 2008	(181.1)	(181.1)
	Change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008, after tax (2)	314.6	—
	Change in net unrealized investment gains and losses (3)	(269.1)	444.7
	Tax effect on change in net unrealized investment gains and losses	94.2	(155.6)
	Change in OCI/L during the period, after tax	(18.8)	25.5

[D] Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L (1)		$1,368.8	$1,288.6	$1,328.7

Returns:
	Comprehensive return on average OneBeacon’s shareholders’ equity [ A / C ]			27.9%

	Operating return on average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L [ B / D ]			13.6%

(1)	Represents a non-GAAP financial measure. See discussion of Non-GAAP financial measures which begins on page 14.
(2)	The components of the change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008, after tax, are as illustrated below:

	Change in net unrealized investment gains and losses during the year ended December 31, 2008 (3)	$444.7
	Tax effect on change in net unrealized investment gains and losses (3)	(155.6)
	Change in OCI/L during the year ended December 31, 2008 excluding the adjustment to adopt SFAS 159, after tax	25.5
		$314.6

(3)

Change in net unrealized investment gains and losses is a component of net realized and unrealized investment gains (losses) as presented in the Company’s Statements of Operations and Comprehensive Income (Loss).

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures. OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance. In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock. As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that was redeemed in May 2008. The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering. Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted comprehensive net income (loss) is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income (loss) attributable to OneBeacon’s shareholders, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income (loss) is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income (loss) attributable to OneBeacon’s shareholders to adjusted comprehensive net income (loss) is included on page 12.

Adjusted net income (loss) is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income (loss) attributable to OneBeacon’s shareholders, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income (loss) is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted net income (loss) is included on page 12.

Adjusted net income (loss) per share is calculated by dividing adjusted net income (loss) (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. OneBeacon believes that adjusted net income (loss) per share is a useful supplement to understanding the Company’s earnings and profitability. As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted net income (loss) is included on page 12. The calculation of adjusted net income (loss) per share is also included on page 12.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income (loss) attributable to OneBeacon’s shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income (loss) attributable to OneBeacon’s shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Although key to the Company’s overall financial performance, OneBeacon believes that realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to operating income is included on page 12.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above). OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted operating income is included on page 12.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. OneBeacon believes that operating income per share is a useful alternative picture of the underlying operating activities of the Company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Net income (loss) attributable to OneBeacon’s shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to operating income is included on page 12. The calculation of operating income per share is also included on page 12.

Adjusted operating income per share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability. Net income (loss) attributable to OneBeacon’s shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted operating income is included on page 12. The calculation of adjusted operating income per share is also included on page 12.

Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding the impacts of net unrealized investment gains and losses recognized during the respective periods and accumulated other comprehensive income or loss and changes in other comprehensive income or loss (OCI/L), collectively AOCI/L, from OneBeacon’s shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon’s shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 13.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•      change in book value per share or return on equity;

•      business strategy;

•      financial and operating targets or plans;

•      incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•      projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•      expansion and growth of our business and operations; and

•      future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•      claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•      recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•      the continued availability and cost of reinsurance coverage;

•      the continued availability of capital and financing;

•      general economic, market or business conditions;

•      business opportunities (or lack thereof) that may be presented to it and pursued;

•      competitive forces, including the conduct of other property and casualty insurers and agents;

•      changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•      an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•      actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•      the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2008 filed February 27, 2009.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.